CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share data)


                PRIMARY
                Quarter Ended         Nine Months Ended
                  Sept.28,   Sept.30,   Sept.28,   Sept.30,
                    1996       1995       1996       1995

Earnings
Earnings(loss) before
  extraordinary
  charge        $ (69,572) $  11,812  $ (24,042) $ 143,296
Extraordinary
  loss on early
  extinguishment
  of debt              -          -        (441)    (8,279)

Net earnings    $ (69,572) $  11,812  $ (24,483) $ 135,017

Shares
Weighted average shares
 outstanding       72,140     71,445     71,747     67,995
Common stock
 equivalents           -         786         -         932

Average shares
 outstanding       72,140     72,231     71,747     68,927

Per share
Earnings(loss) before
  extraordinary
  charge        $   (0.97) $    0.16  $   (0.34) $    2.08
Extraordinary
  loss on early
  extinguishment
  of debt              -          -          -       (0.12)

Net earnings    $   (0.97) $    0.16  $   (0.34) $    1.96


                FULLY DILUTED
                Quarter Ended         Nine Months Ended
                  Sept.28,   Sept.30,   Sept.28,   Sept.30,
                    1996       1995       1996       1995

Earnings
Earnings(loss) before
  extraordinary
  charge        $ (69,572) $  11,812  $ (24,042) $ 143,296
Extraordinary
  loss on early
  extinguishment
  of debt              -          -        (441)    (8,279)

Net earnings    $ (69,572) $  11,812  $ (24,483) $ 135,017

Shares
Weighted average shares
 outstanding       72,140     71,445     71,747     67,995
Common stock
 equivalents           -         811         -         950

Average shares
 outstanding       72,140     72,256     71,747     68,945

Per share
Earnings(loss) before
  extraordinary
  charge        $   (0.97) $    0.16  $   (0.34) $    2.08
Extraordinary
  loss on early
  extinguishment
  of debt              -          -          -       (0.12)

Net earnings    $   (0.97) $    0.16  $   (0.34) $    1.96